Exhibit 32.2

CERTIFICATION

PURSUANT TO 18 U. S. C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Firefly Neuroscience, Inc. (“Company”) for the period ended June 30, 2026 (the “Report”), I, Paul Krzywicki, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

IN WITNESS WHEREOF, the undersigned has executed this statement on August 11, 2026.

Date: August 11, 2026	/s/ Paul Krzywicki
Paul Krzywicki
Chief Financial Officer
(Principal Financial and Accounting Officer)